BYLAWS
                                  OF
                           FOOD LION, INC.









                         Effective May 4, 1995





                          TABLE OF CONTENTS

                                  TO

                                BYLAWS

                                  OF

                           FOOD LION, INC.


Page

ARTICLE 1 - Offices  . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     Section 1.  Principal and Registered Office  . . . . . . . . . . . .  4
     Section 2.  Other Offices  . . . . . . . . . . . . . . . . . . . . .  4

ARTICLE 2 - Meetings of Shareholders . . . . . . . . . . . . . . . . . .   4
      Section 1.  Place of Meeting . . . . . . . . . . . . . . . . . . .   4
      Section 2.  Annual Meeting . . . . . . . . . . . . . . . . . . . .   4
      Section 3.  Substitute Annual Meeting  . . . . . . . . . . . . . .   4
      Section 4.  Special Meetings . . . . . . . . . . . . . . . . . . .   4
      Section 5.  Notice of Meetings . . . . . . . . . . . . . . . . . .   4
      Section 6.  Advance Notice of Shareholder Proposals . . . . . . .    5
      Section 7.  Quorum . . . . . . . . . . . . . . . . . . . . . . . .   5
      Section 8.  Shareholders' List . . . . . . . . . . . . . . . . . .   5
      Section 9.  Voting of Shares . . . . . . . . . . . . . . . . . . .   6
      Section 10.  Proxies  . . . . . . . . . . . . . . . . . . . . . . .  6
      Section 11. Action Without Meeting . . . . . . . . . . . . . . . .   6

ARTICLE 3 - Board of Directors . . . . . . . . . . . . . . . . . . . . .   6
      Section 1.  General Powers . . . . . . . . . . . . . . . . . . . .   6
      Section 2.  Number, Term and Qualification . . . . . . . . . . . .   7
      Section 3.  Nomination of Directors . . . . . . . . . . . . . . . .  7
      Section 4.  Election. . . . . . . . . . . . . . . . . . . . . . . .  7
      Section 5.  Removal  . . . . . . . . . . . . . . . . . . . . . . .   7
      Section 6.  Vacancies  . . . . . . . . . . . . . . . . . . . . . .   8
      Section 7.  Compensation . . . . . . . . . . . . . . . . . . . . .   8

ARTICLE 4 - Meetings of Directors  . . . . . . . . . . . . . . . . . . .   8
      Section 1.  Annual and Regular Meetings  . . . . . . . . . . . . .   8
      Section 2.  Special Meetings . . . . . . . . . . . . . . . . . . .   8
      Section 3.  Notice of Meetings . . . . . . . . . . . . . . . . . .   8
      Section 4.  Quorum . . . . . . . . . . . . . . . . . . . . . . . .   9
      Section 5.  Manner of Acting . . . . . . . . . . . . . . . . . . .   9
      Section 6.  Special Vote . . . . . . . . . . . . . . . . . . . . .   9
      Section 7.  Presumption of Assent  . . . . . . . . . . . . . . . .   9
      Section 8.  Action Without Meeting . . . . . . . . . . . . . . . .  10
      Section 9.  Meeting by Communications Device . . . . . . . . . . .  10
      Section 10. Minutes of Meetings of the Board of Directors  . . . .  10

ARTICLE 5 - Committees . . . . . . . . . . . . . . . . . . . . . . . .    10
      Section 1.  General . . . .  . . . . . . . . . . . . . . . . . .    10
      Section 2.  Nominating Committee  . . . . . . . . . . . . . . . .   11
      Section 3.  Meetings . . . . . . . . . . . . . . . . . . . . . . .  11
      Section 4.  Minutes  . . . . . . . . . . . . . . . . . . . . . . .  11

                                   i
                                                                      Page
ARTICLE 6 - Officers . . . . . . . . . . . . . . . . . . . . . . . . .    12
      Section 1.  Titles . . . . . . . . . . . . . . . . . . . . . . .    12
      Section 2.  Election; Appointment  . . . . . . . . . . . . . . .    12
      Section 3.  Removal  . . . . . . . . . . . . . . . . . . . . . .    12
      Section 4.  Vacancies  . . . . . . . . . . . . . . . . . . . . .    12
      Section 5.  Compensation . . . . . . . . . . . . . . . . . . . .    12
      Section 6.  Chairman and Vice Chairman of the Board of Directors    12
      Section 7.  President and Chief Executive Officer  . . . . . . .    12
      Section 8.  Vice Presidents  . . . . . . . . . . . . . . . . . .    13
      Section 9.  Secretary  . . . . . . . . . . . . . . . . . . . . .    13
      Section 10. Assistant Secretaries  . . . . . . . . . . . . . . .    13
      Section 11. Treasurer  . . . . . . . . . . . . . . . . . . . . .    13
      Section 12. Assistant Treasurers . . . . . . . . . . . . . . . .    13
      Section 13. Voting Upon Stocks . . . . . . . . . . . . . . . . .    14

ARTICLE 7 - Capital Stock  . . . . . . . . . . . . . . . . . . . . . .    14
      Section 1.  Certificates . . . . . . . . . . . . . . . . . . . .    14
      Section 2.  Transfer of Shares . . . . . . . . . . . . . . . . .    14
      Section 3.  Transfer Agent and Registrar . . . . . . . . . . . .    14
      Section 4.  Regulations  . . . . . . . . . . . . . . . . . . . .    14
      Section 5.  Fixing Record Date . . . . . . . . . . . . . . . . .    14
      Section 6.  Lost Certificates  . . . . . . . . . . . . . . . . .    14

ARTICLE 8 - Indemnification of Officers and Directors  . . . . . . . .    15
      Section 1.  Indemnification Provisions . . . . . . . . . . . . .    15
      Section 2.  Definitions  . . . . . . . . . . . . . . . . . . . .    15
      Section 3.  Settlements  . . . . . . . . . . . . . . . . . . . .    16
      Section 4.  Litigation Expense Advances  . . . . . . . . . . . .    16
      Section 5.  Approval of Indemnification Payments . . . . . . . .    16
      Section 6.  Suits by Claimant  . . . . . . . . . . . . . . . . .    16
      Section 7.  Consideration; Personal Representatives
                    and other Remedies . . . . . . . . . . . . . . . .    16
      Section 8.  Scope of Indemnification Rights  . . . . . . . . . .    16

ARTICLE 9 - General Provisions . . . . . . . . . . . . . . . . . . . .    16
      Section 1.  Dividends and Other Distributions  . . . . . . . . .    16
      Section 2.  Seal . . . . . . . . . . . . . . . . . . . . . . . .    17
      Section 3.  Waiver of Notice . . . . . . . . . . . . . . . . . .    17
      Section 4.  Checks . . . . . . . . . . . . . . . . . . . . . . .    17
      Section 5.  Contracts  . . . . . . . . . . . . . . . . . . . . .    17
      Section 6.  Deposits . . . . . . . . . . . . . . . . . . . . . .    17
      Section 7.  Bond . . . . . . . . . . . . . . . . . . . . . . . .    17
      Section 8.  Fiscal Year  . . . . . . . . . . . . . . . . . . . .    17
      Section 9.  Amendments . . . . . . . . . . . . . . . . . . . . .    17


                                BYLAWS

                                  OF

                           FOOD LION, INC.



                              ARTICLE 1

                               Offices


           Section 1. Principal and Registered Office. The principal office of the corporation shall be located at 2110 Executive Drive, Salisbury, North Carolina, which shall also be the registered office of the corporation.

          Section 2. Other Offices. The corporation may have offices at such other places, either within or without the State of North Carolina, as the board of directors may from time to time determine.


                              ARTICLE 2

                       Meetings of Shareholders

           Section 1. Place of Meeting. Meetings of shareholders shall be held at the principal office of the corporation, or at such other place, either within or without the State of North Carolina, as shall be designated in the notice of the meeting.

            Section 2. Annual Meeting. The annual meeting of shareholders shall be held on such date and at such time during the month of May of each year as shall be set by the board of directors, for the purpose of electing directors of the corporation and the transaction of such other business as may be properly brought before the meeting.

           Section 3. Substitute Annual Meeting. If the annual meeting is not held on the day designated by these bylaws, a substitute annual meeting may be called in accordance with Section 4 of this Article. A meeting so called shall be designated and treated for all purposes as the annual meeting.

           Section 4. Special Meetings. Special meetings of the shareholders may be called at any time by the president and chief executive officer or by any two members of the board of directors.

           Section 5. Notice of Meetings. At least 10 days and no more than 60 days prior to any annual or special meeting of the shareholders, the corporation shall notify shareholders of the date, time and place of the meeting and, in the case of a special or substitute annual meeting or where otherwise required by law, shall briefly describe the purpose or purposes of the meeting. Only business within the purpose or purposes described in the notice may be conducted at a special meeting. Unless otherwise required by the articles of incorporation or by law (for example, in the event of a meeting to consider the adoption of a plan of merger or share exchange, a sale of assets other than in the ordinary course of business or a voluntary dissolution), the corporation shall be required to give notice only to shareholders entitled to vote at the meeting. If an annual or special shareholder's meeting is adjourned to a different date, time or place, notice thereof need not be given if the new date, time or place is announced at the meeting before adjournment. If a new record date for the adjourned meeting is fixed pursuant to Article 7, Section 5 hereof, notice of the adjourned meeting shall be given to persons who are shareholders as of the new record date. It shall be the primary responsibility of the secretary to give the notice, but notice may be given by or at the direction of the president and chief executive officer or other person or persons calling the meeting. If mailed, such notice shall be deemed to be effective when deposited in the United States mail with postage thereon prepaid, correctly addressed to the shareholder's address shown in the corporation's current record of shareholders.

           Section  6.   Advance Notice of Shareholder Proposals.   No
business shall be transacted at a meeting of shareholders, except such business as shall be (a) specified in the notice of meeting given as provided in Section 5 of this Article 2, (b) otherwise brought before the meeting by or at the direction of the board of directors, or (c) otherwise brought before the meeting by a shareholder of record entitled to vote at the meeting, in compliance with the procedure set forth in this Section 2. For business to be brought before a meeting by a shareholder pursuant to (c) above, the shareholder must have given timely notice in writing to the Secretary. To be timely, a shareholder's notice must be delivered to, or mailed to and received by, the Secretary of the corporation not less than 14 days nor more than 60 days prior to the meeting; provided, however, that if fewer than 21 days' notice of the meeting is given to shareholders, such written notice shall be received not later than the close of the tenth day following the date on which notice of the meeting was mailed to
shareholders.   Notwithstanding  the foregoing,  any  shareholder  who
wishes the board of directors to consider taking a position with respect to the matter must deliver such notice to, or mail it so that it is received by, the Secretary of the corporation not less than 90 nor more than 150 days prior to the meeting. Nothing in this Section 2 shall require the board of directors to recommend for adoption by the shareholders, or give the shareholders notice of, any matter of which notice is provided to the corporation pursuant to this Section
or  otherwise.   Notice of actions to be brought  before  the  meeting
pursuant  to  (c)  above  shall  set  forth  as  to  each  matter  the
shareholder  proposes  to  bring  before  the  meeting  (I)  a   brief
description of the business desired to be brought before the  meeting,
(ii) the name and address, as they appear on the corporation's books, of each shareholder proposing such business, (iii) the classes and number of shares of the corporation that are owned of record and beneficially by such shareholder of the corporation. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the provisions set forth in this Section 2, except as otherwise may be required by law. Nothing in this Section 2 shall be deemed to restrict, expand or otherwise affect any rights or obligations of any party under Rule 14a-8 of the Securities and Exchange Commission or any successor provision
to  such  rule.   If the chairman of the meeting determines  that  any
business was not properly brought before the meeting in accordance with provisions prescribed by these bylaws, he shall so declare to the meeting, and to the extent permitted by law any such business not properly brought before the meeting shall not be transacted.

           Section 7. Quorum. A majority of the votes entitled to be cast by a voting group on a matter, represented in person or by proxy at a meeting of shareholders, shall constitute a quorum for that voting group for any action on that matter, unless quorum requirements are otherwise fixed by a court of competent jurisdiction acting pursuant to Section 55-7-03 of the General Statutes of North Carolina. Once a share is represented for any purpose at a meeting, it shall be deemed present for quorum purposes for the remainder of the meeting and any adjournment thereof, unless a new record date is or must be set for the adjournment. Action may be taken by a voting group at any meeting at which a quorum of that voting group is represented, regardless of whether action is taken at that meeting by any other voting group. In the absence of a quorum at the opening of any meeting of shareholders, such meeting may be adjourned from time to time by a vote of the majority of the shares voting on the motion to adjourn.

           Section 8. Shareholders' List. After a record date is fixed for a meeting, the secretary of the corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of the shareholders' meeting. Such list shall be arranged by voting group (and within each voting group by class or series of shares) and shall show the address of and number of shares held by each shareholder. The shareholder's list shall be made available for inspection by any shareholder, beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the corporation's principal office or at such other place identified in the meeting notice and the city where the meeting will be held. The corporation shall make the shareholders' list available at the meeting, and any shareholder or his agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment thereof.

           Section 9. Voting of Shares. Except as otherwise provided by the articles of incorporation, each outstanding share of voting capital stock of the corporation shall be entitled to one vote on each matter submitted to a vote at a meeting of the shareholders. Action on a matter by a voting group for which a quorum is present is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the vote of a greater number is required by law or by the articles of incorporation. Voting on all matters shall be by voice vote or by a show of hands, unless the holders of one-tenth of the shares represented at the meeting shall demand a ballot vote on a particular matter. Absent special circumstances, the shares of the corporation are not entitled to vote if they are owned, directly or indirectly, by a second corporation, domestic or foreign, and the corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors of the second corporation, except that this provision shall not limit the power of the corporation to vote shares held by it in a fiduciary capacity.

           Section 10. Proxies. Shares may be voted either in person or by a proxy who has been appointed by the shareholder by signing an appointment form, either personally or by his duly authorized attorney-
in-fact.   An appointment of proxy is effective when received  by  the
secretary or other officer or agent authorized to tabulate votes.   An
appointment of proxy is valid for 11 months unless a different period is expressly provided in the appointment form.

           Section 11. Action Without Meeting. Any action which the shareholders could take at a meeting may be taken without a meeting if one or more written consents, setting forth the action taken, shall be signed, before or after such action, by all the shareholders who would be entitled to vote upon the action at a meeting. The consent shall be delivered to the corporation for inclusion in the minutes or filing with the corporate records. The corporation must give its nonvoting shareholders written notice of the proposed action at least 10 days before the action is taken, which notice must contain or be accompanied by the same material that would have been required by law to be sent to nonvoting shareholders in a notice of meeting at which the proposed action would have been submitted to the shareholders for action.


                              ARTICLE 3

                          Board of Directors

          Section 1. General Powers. The business and affairs of the corporation shall be managed under the direction of the board of directors except as otherwise provided by the articles of incorporation or by a valid shareholders' agreement.

           Section 2. Number, Term and Qualification. The number of directors of the corporation shall be not less than eight persons nor more than ten persons, with the exact number of directors within the minimum and maximum to be established from time to time by the shareholders of the board of directors; but, in the absence of such action, the number of directors elected at the annual meeting of shareholders, unless the number is previously changed by action of the shareholders or the board of directors. Only shareholders may change the range for the size of the board of directors or change from a variable range to a fixed size board of directors. Each director shall hold office until the next annual meeting of the shareholders and until his successor is elected and qualifies, until there is a decrease in the number of directors or until his earlier death, resignation, removal or disqualification. Directors need not be residents of the State of North Carolina or shareholders of the corporation unless the articles of incorporation so provide.

           Section 3. Nomination of Directors. Only persons who are nominated in accordance with the provisions set forth in these bylaws shall be eligible to be elected as directors at the annual or special meeting of shareholders. Nomination for election to the board of directors shall be made or approved by the board of directors.

           In addition, nomination for election of any person to the board of directors may be made by a shareholder if written notice of the nomination of such person shall have been delivered to the Secretary of the corporation at the principal office of the corporation not less than 14 days nor more than 60 days prior to any meeting of the shareholders called for the election of directors; provided, however, that if fewer than 21 days' notice of the meeting is given to shareholders, such written notice shall be received not later than the close of the tenth day following the day on which notice of the meeting was mailed to shareholders. Notwithstanding the foregoing, any shareholder who wishes the board of directors or a duly authorized committee of the board of directors to consider nominating for election to the board of directors a person recommended by a shareholder must deliver such notice to, or mail it so that it is received by, the Secretary of the corporation not less than 90 nor more than 150 days prior to the meeting. Any notice provided pursuant to this Section shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of shares of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission if the nominee  had  been nominated by the board of directors;  and  (e)  the written  consent  of  each  nominee to serve  as  a  director  of  the corporation if so elected. Nothing in this Section shall require the board of directors to nominate or approve, as one of its nominees, any person recommended to be so nominated by a shareholder or to give the shareholders notice of any proposed nomination by a shareholder. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

           Section 4. Election. Except as provided in Section 6 of this article III (vacancies), the directors shall be elected at the annual meeting of shareholders. Those persons who receive the highest number of votes at a meeting at which a quorum is present shall be deemed to have been elected.

           Section 5. Removal. Directors may be removed from office with or without cause (unless the articles of incorporation provide that directors may be removed only for cause), provided the notice of the shareholders' meeting at which such action is to be taken states that a purpose of the meeting is removal of the director and the number of votes cast to remove the director exceeds the number of votes cast not to remove him.

           Section 6. Vacancies. Except as otherwise provided in the articles of incorporation, a vacancy occurring in the board of directors, including, without limitation, a vacancy resulting from an increase in the number of directors or from the failure by the shareholders to elect the full authorized number of directors, shall be filled by an affirmative vote of at least 70% of the remaining directors in favor of a nominee selected by the Nominating Committee of the board of directors, in accordance with the procedures set forth in Article 5, Section 2, below. The shareholders may elect a director at any time to fill a vacancy not filled by the directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

           Section 7. Compensation. The board of directors may compensate directors for their services as such and may provide for the payment of any or all expenses incurred by directors in attending regular and special meetings of the board of directors.


                              ARTICLE 4

                        Meetings of Directors

          Section 1. Annual and Regular Meetings. The annual meeting of the board of directors shall be held immediately following the annual meeting of the shareholders. The board of directors may by resolution provide for the holding of regular meetings of the board on specified dates and at specified times. Notice of regular meetings held at the principal office of the corporation and at the usual scheduled time shall not be required. If any date for which a regular meeting is scheduled shall be a legal holiday, the meeting shall be held on a date designated in the notice of the meeting, if any, during either the same week in which the regularly scheduled date falls or during the preceding or following week. Regular meetings of the board shall be held at the principal office or the corporation or at such other place as may be designated in the notice of the meeting.

          Section 2. Special Meetings. Special meetings of the board of directors may be called by or at the request of the chairman of the board, the president and chief executive officer or any two directors. Such meetings may be held at the time and place designated in the notice of the meeting.

           Section  3.   Notice of Meetings.  Unless the  articles  of
incorporation provide otherwise, the annual and regular meetings of the board of directors may be held without notice of the date, time or place. However, the president and chief executive officer or secretary shall provide each director with a written agenda of the items to be discussed at such meetings at least seven days prior thereto. Any person or persons calling a special meeting shall give notice by any usual means of communication to be sent at least seven days before the meeting if notice is sent by means of telephone, telecopy or personal delivery and at least ten days before the meeting if notice is sent by mail. A director's attendance at, or participation in, a meeting for which notice is required shall constitute a waiver of notice, unless the director at the beginning of the meeting (or promptly upon arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote or assent to action taken at the meeting.

           Section 4. Quorum. Except as otherwise provided in the articles of incorporation, a majority of the directors in office shall constitute a quorum for the transaction of business at a meeting of the board of directors.

           Section 5. Manner of Acting. Except as otherwise provided in the articles of incorporation or these bylaws, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

           Section 6. Special Vote. The board of directors may not, without an affirmative vote of at least 70% of the number of directors fixed by these bylaws ("Special Vote"), be empowered to authorize the corporation to:

           (a) Approve the nomination of any person or persons for election to the board of directors or elect a chief executive officer other than Tom E.Smith;

           (b) Authorize any contract involving payment by the corporation of cash or property valued in excess of $500,000, including, without limitation, the purchase,sale or leasing of property or the incurring of indebtedness, except transactions relating to the leasing or construction of stores, warehouses and related facilities or any other transaction in the ordinary course of business;

           (c) Approve or authorize capital expenditures of more than $500,000 in any one instance or $1,000,000 in the aggregate in any fiscal year, except expenditures relating to the leasing or construction of stores warehouses and related facilities or any other transaction in the ordinary course of business;

           (d) Authorize the issuance or sale of stock or other securities of the corporation or any subsidiary of the corporation, or options or warrants or obligations convertible into such stock or securities, except the issuance of stock options or stock or both,as the case may be, pursuant to the corporation's 1981 Employee Stock Option Plan, 1983 Employee Stock Option Plan, 1991 Employee Stock Option Plan, Employee Stock Purchase Plan and Employee Stock Ownership Plan and other employee benefit plans approved by the board of directors;


           (e) Sell or otherwise dispose of a substantial part of the corporation's assets other than in the ordinary course of business;

          (f)  Amend the bylaws of the corporation; or

          (g) Approve for submission to the shareholders of the corporation for their approval a proposal for the amendment of the corporation's charter or the merger or consolidation of the corporation with or into any other corporation or the reorganization, recapitalization or liquidation of the corporation;


          Any Special Vote approving any such action may specify other limitations which shall not be exceeded without a further Special Vote.

           Section 7. Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken is deemed to have assented to the action taken unless he objects at the beginning of the meeting (or promptly upon arrival) to holding, or transacting business at, the meeting, or unless his dissent or abstention is entered in the minutes of the meeting or unless he shall file written notice of his dissent or abstention to such action with the presiding officer of the meeting before its adjournment or with the corporation immediately after adjournment of the meeting. The right of dissent or abstention shall not apply to a director who voted in favor of such action.

           Section 8. Action Without Meeting. Unless otherwise provided in the articles of incorporation, action required or permitted to be taken at a meeting of the board of directors may be taken without a meeting if the action is taken by all members of the board. The action must be evidenced by one or more written consents signed by each director before or after such action, describing the action taken, and included in the minutes or filed with the corporate records. Action taken without a meeting is effective when the last director signs the consent, unless the consent specifies a different effective date.

           Section 9. Meeting by Communications Device. Unless otherwise provided in the articles of incorporation, the board of directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

           Section 10. Minutes of Meetings of the Board of Directors. Minutes of all meetings of the board of directors shall be furnished all directors promptly after such meeting.

                              ARTICLE 5

                              Committees


           Section 1. General. The board of directors may create, by the affirmative vote of at least 70% of the number of directors then serving, one or more committees not otherwise provided for by these bylaws. Such committees shall consist of two or more directors appointed and removable by the affirmative vote of at least 70% of the number of directors then serving. Such committees may meet at stated times, or on notice to all by any of their own number. The board of directors may by resolution provide that during intervals between meetings of the board of directors, the committees shall have and may exercise the powers of the board in the management of the business and affairs of the corporation, except that the committees shall not have authority to:

               (a)  Authorize distributions;

               (b)  Approve or propose to shareholders
                    action required to be approved by shareholders;

               (c)   Fill  vacancies on the  board  of
                    directors or on any of its committees;

               (d)  Amend the articles of incorporation;

               (e)  Adopt, amend or repeal the bylaws;

               (f)   Approve  a  plan  or  merger  not
                    requiring shareholder approval;

               (g)  Authorize or approve reacquisition
                    of shares, except according to a formula or method prescribed by the board of directors; or

               (h)  Authorize or approve the issuance,
                    sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the board of directors may authorize a committee (or a senior executive officer of the corporation) to do so within limits specifically prescribed by the board of directors.


          Section 2.     Nominating Committee.    There shall be a
Nominating Committee of the board of directors, which shall consist of three directors, one of whom shall be designated by Etablissements Delhaize Freres et Cie "Le Lion" S.A. ("Delhaize") and/or Delhaize the Lion America, Inc., one of whom shall be the Chief Executive Officer of the Company or his designee from among the members of the board of directors of the Company, and one of whom shall be an independent director. The Nominating Committee shall propose to the board of directors (a) the slate of directors to be submitted to the shareholders for election at the annual meeting of shareholders or at any meeting of the shareholders at which a director or directors are to be elected, and (b) persons to fill any vacancies that may arise from time to time on the board of directors.

          The slate of directors proposed by the Nominating Committee shall consist of ten persons, four of whom shall be proposed by the Chief Executive Officer of Delhaize (the "Delhaize Designees"), two of whom shall be proposed by the Chief Executive Officer of the Company or his representative on the Nominating Committee (the "CEO Designees") and four of whom shall be independent directors. In the event of a vacancy on the board of directors, the Nominating Committee shall propose to the board of directors an appropriate person to fill such vacancy such that the foregoing ratio of Delhaize Designees, CEO Designees and independent directors is regained. Thus, if a Delhaize Designee ceases to be a director, the vacancy left thereby shall be filled by a new Delhaize Designee, if a CEO Designee ceases to be a director, the vacancy left thereby shall be filled by a new CEO Designee, and if an independent director ceases to be a director, the vacancy left thereby shall be filled by a new independent director.

          The Nominating Committee shall recommend its slate of directors or any individual nominee to the board of directors of the Company, which shall approve such nominations by Special Vote. If the board of directors does not approve a slate of directors or any individual nominee proposed by the Nominating Committee, the Nominating Committee shall meet to propose another slate of directors or nominee acceptable to the board of directors.

          The Nominating Committee shall meet at least (a) annually, prior to the annual meeting of shareholders, (b) prior to any special meeting of shareholders called for the purpose of electing one or more directors, (c) within thirty days' notice of any vacancy occurring on the board of directors, and (d) at any time that it is determined that the composition of the Company's board of directors does not comply with any laws or rules that apply to the Company, including the rules of the National Association of Securities Dealers or any national securities exchange on which the Company's securities are listed. Meetings of the Nominating Committee shall be held at such place as is fixed by the chairman thereof in the notice of the meeting. The provisions of Article 4 governing action without a meeting, notice, waiver of notice and quorum requirements shall apply to the Nominating Committee. All decisions of the Nominating Committee shall require the affirmative vote of at least two members.

          Section 3. Meetings. Except as otherwise provided in these bylaws, the provisions of Article 4 governing meetings of the board of directors, action without meeting, notice, waiver of notice, presumption of assent and quorum and voting requirements shall apply to the committees of the board and its members.

           Section 4. Minutes. The committees shall keep minutes of their proceedings and documentation of their decisions and shall transmit copies thereof and report thereon to the board of directors at or before the next meeting of the board.

                              ARTICLE 6

                               Officers


           Section 1. Titles. The officers of the corporation shall be a chairman of the board, a president and chief executive officer, a secretary and a treasurer. The board of directors or the president and chief executive officer (if authorized by the board) may appoint one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers and such other officers as shall be deemed necessary. The additional officers shall have the authority and perform the duties as from time to time may be prescribed by the board of directors or by direction of the president and chief executive officer (if authorized by the board of directors to prescribe the authority and duties of other officers). Any two or more offices may be held by the same individual, but no officer may act in more than one capacity where action of two or more officers is required.

           Section 2. Election; Appointment. The officers of the corporation shall be elected from time to time by the board of directors or appointed from time to time by the president and chief executive officer (to the extent that the president and chief executive officer is authorized by the board to appoint officers).

           Section 3. Removal. Any officer may be removed by the board at any time with or without cause whenever in its judgment the best interests of the corporation will be served, but removal shall not itself affect the officer's contract rights, if any, with the corporation.

           Section 4. Vacancies. Vacancies among the officers may be filled and new officers may be created and filled by the board of directors, or by the president and chief executive officer (to the extent authorized by the board).

           Section 5. Compensation. Except as otherwise provided in these bylaws, the compensation of the officers shall be fixed by the board of directors.

           Section 6. Chairman and Vice Chairman of the Board of Directors. The chairman of the board of directors shall preside at meetings of the shareholders and the board of directors and shall have such other authority and perform such other duties as the board of directors shall designate. The vice chairman, if elected, shall preside at meetings of the board in the absence of the chairman and shall have such other authority and perform such other duties as the board of directors shall designate.

           Section 7. President and Chief Executive Officer. In the absence of the chairman of the board, the president and chief executive officer shall preside at all meetings of the shareholders and the board of directors. Subject to the board of directors, he shall be the principal executive officer of the corporation and shall have general charge of the business of the corporation; he shall keep the board of directors fully informed of the business of the corporation; he may sign and execute all authorized bonds, contracts, or other obligations in the name of, and on behalf of, the corporation, and with the secretary or assistant secretary, if one be elected, may sign all certificates of stock, and without further authorization than these presents, may sign all checks or drafts upon funds of this corporation, in its name and on its behalf, and any bank or depository in which funds of the corporation shall be deposited shall be fully and conclusively protected in honoring any checks or drafts on behalf of this corporation, signed by the president and chief executive officer. Subject to the limitations of Section 6(e) of Article 4 of these bylaws, he shall have the power to fix the salaries of all other officers, agents and employees of the corporation, except the chairman and vice presidents (including senior vice presidents, if any); and shall have the power to employ and discharge all agents and employees of the corporation, subject to the control of the board of directors, except the chairman and vice presidents. He shall generally conduct the affairs of the corporation and shall do and perform such other duties as, from time to time, may be assigned to him by the board of directors or by these bylaws.

           Section 8. Vice Presidents. The vice presidents shall perform such duties as from time to time may be assigned to them by the chairman of the board or the president and chief executive officer, the board of directors or by these bylaws.

           Section 9. Secretary. The secretary shall keep accurate records of the acts and proceedings of all meetings of shareholders and of the board of directors and shall give all notices required by law and by these bylaws. The secretary shall have general charge of the corporate books and records and shall have the responsibility and authority to maintain and authenticate such books and records. The secretary shall have general charge of the corporate seal and shall affix the corporate seal to any lawfully executed instrument requiring it. The secretary shall have general charge of the stock transfer books of the corporation and shall keep at the principal office of the corporation a record of shareholders, showing the name and address of each shareholder and the number and class of shares held by each. The secretary shall sign such instruments as may require the signature of the secretary, and in general shall perform the duties incident to the office of secretary and such other duties as may be assigned from time to time by the board of directors or the president and chief executive officer (if authorized by the board of directors to prescribe the authority and duties of other officers).

            Section 10. Assistant Secretaries. Each assistant secretary shall have such powers and perform such duties as may be assigned by the board of directors or the president and chief executive officer (if authorized by the board of directors to prescribe the authority and duties of other officers), and the assistant secretaries shall exercise the powers of the secretary during that officer's absence or inability to act.

          Section 11. Treasurer. The treasurer shall have custody of all funds and securities belonging to the corporation and shall receive, deposit or disburse the same under the direction of the board of directors. The treasurer shall keep full and accurate accounts of the finances of the corporation and shall cause a true statement of the assets and liabilities of the corporation as of the close of each fiscal year and of the results of its operations and of changes in surplus, all in reasonable detail, to be made and filed at the principal office of the corporation within four months after the end of the fiscal year. The statement shall be available for inspection by any shareholder for a period of ten years, and the treasurer shall mail or otherwise deliver a copy of the latest statement to any shareholder upon written request. The treasurer shall in general perform all duties incident to the office and such other duties as may be assigned from time to time by the board of directors or the president and chief executive officer (if authorized by the board of directors to prescribe the authority and duties of other officers).

          Section 12. Assistant Treasurers. Each assistant treasurer shall have such powers and perform such duties as may be assigned by the board of directors or the president and chief executive officer (if authorized by the board of directors to prescribe the authority and duties of other officers), and the assistant treasurers shall exercise the powers of the treasurer during that officer's absence or inability to act.

           Section 13. Voting Upon Stocks. Unless otherwise ordered by the board of directors, the president and chief executive officer shall have full power and authority in behalf of the corporation to attend, act and vote at meetings of the shareholders of any corporation in which this corporation may hold stock, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such stock and which, as the owner, the corporation might have possessed and exercised if present. The board of directors may by resolution from time to time confer such power and authority upon any other person or persons.

                              ARTICLE 7

                            Capital Stock


           Section 1. Certificates. Shares of the capital stock of the corporation shall be represented by certificates. The name and address of the persons to whom shares of capital stock of the corporation are issued, with the number of shares and date of issue, shall be entered on the stock transfer records of the corporation. Certificates for shares of the capital stock of the corporation shall be in such form not inconsistent with the articles of incorporation of the corporation as shall be approved by the board of directors. Each certificate shall be signed (either manually or by facsimile) by (a) the president and chief executive officer or any vice president and by the secretary, assistant secretary, treasurer or assistant treasurer or (b) any two officers designated by the board of directors. Each certificate may be sealed with the seal of the corporation or a facsimile thereof.

          Section 2. Transfer of Shares. Transfer of shares shall be made on the stock transfer records of the corporation, and transfers shall be made only upon surrender of the certificate for the shares sought to be transferred by the recordholder or by a duly authorized agent, transferee or legal representative. All certificates surrendered for transfer or reissue shall be canceled before new certificates for the shares shall be issued.

        Section 3. Transfer Agent and Registrar. The board of directors may appoint one or more transfer agents and one or more registrars of transfers and may require all stock certificates to be signed or counter-signed by the transfer agent and registered by the registrar of transfers.


           Section 4. Regulations. The board of directors may make rules and regulations as it deems expedient concerning the issue, transfer and registration of shares of capital stock of the corporation.

           Section 5. Fixing Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the board of directors may fix in advance a date as the record date for the determination of shareholders. The record date shall not be more than 70 days before the meeting or action requiring a determination of shareholders. A determination of shareholders entitled to notice of or to vote at the shareholders' meeting shall be effective for any adjournment of the meeting unless the board of directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. If no record date is fixed for the determination of shareholders, the record date shall be the day the notice of the meeting is mailed or the day the action requiring a determination of shareholders is taken. If no record date is fixed for action without a meeting, the record date for determining shareholders entitled to take action without a meeting shall be the date the first shareholder signs a consent to the action taken.

           Section 6. Lost Certificates. The board of directors must authorize the issuance of a new certificate in place of a certificate claimed to have been lost, destroyed or wrongfully taken, upon receipt of (a) an affidavit from the person explaining the loss, destruction or wrongful taking, and (b) a bond from the claimant in a sum as the corporation may reasonably direct to indemnify the corporation against loss from any claim with respect to the certificate claimed to have been lost, destroyed or wrongfully taken. The board of directors may, in its discretion, waive the affidavit and bond and authorize the issuance of a new certificate in place of a certificate claimed to have been lost, destroyed or wrongfully taken.

                              ARTICLE 8

              Indemnification of Officers and Directors

           Section 1. Indemnification Provisions. Any person who at any time serves or has served as a director of officer of the corporation or of any wholly owned subsidiary of the corporation, or in such capacity at the request of the corporation for any other foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or as a trustee or administrator under any employee benefit plan of the corporation or of any wholly owned subsidiary thereof (a "Claimant"), shall have the right to be indemnified and held harmless by the corporation to the fullest extent from time to time permitted by law against all liabilities and litigation expenses (as hereinafter defined) in the event a claim shall be made or threatened against that person in, or that person is made or threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether or not brought by or on behalf of the corporation, including all appeals therefrom (a "proceeding"), arising out of that person's status as such or that person's activities in any such capacity; provided, that such indemnification shall not be effective with respect to (a) that portion of any liabilities or litigation expenses with respect to which the Claimant is entitled to receive payment under any insurance policy or (b) any liabilities or litigation expenses incurred on account of any of the Claimant's activities which were at the time taken known or believed by the Claimant to be clearly in conflict with the best interests of the corporation.

           Section 2. Definitions. As used in this Article, (a) "liabilities" shall include, without limitation, (1) payments in satisfaction of any judgment, money decree, excise tax, fine or penalty for which the Claimant had become liable in any proceeding and
(2) payments in settlement of any such proceeding subject, however, to
Section 3 of this Article 8; (b) "litigation expenses" shall include, without limitation, (1) reasonable costs and expenses and attorneys' fees and expenses actually incurred by the Claimant in connection with any proceeding and (2) reasonable costs and expenses and attorneys' fees and expenses in connection with the enforcement of rights to the indemnification granted hereby or by applicable law, if such enforcement is successful in whole or in part; and (c) "disinterested directors" shall mean directors who are not party to the proceeding in question.

           Section 3. Settlements. The corporation shall not be liable to indemnify the Claimant for any amounts paid in settlement of any proceeding effected without the corporation's written consent. The corporation will not unreasonably withhold its consent to any proposed settlement.

          Section 4.  Litigation Expense Advances.

           (a) Except as provided in subsection (b) below, any litigation expenses shall be advanced to any Claimant within 30 days of receipt by the secretary of the corporation of a demand therefor, together with an undertaking by or on behalf of the Claimant to repay to the corporation such amount unless it is ultimately determined that Claimant is entitled to be indemnified by the corporation against such expenses. The secretary shall promptly forward notice of the demand and undertaking immediately to all directors of the corporation.

          (b) Within 10 days after mailing of notice to the directors pursuant to subsection (a) above, any disinterested director may, if desired, call a meeting of all disinterested directors to review the reasonableness of the expenses so requested. No advance shall be made if a majority of the disinterested directors affirmatively determines that the item of expense is unreasonable in amount; but if the disinterested directors determine that a portion of the expense item is reasonable, the corporation shall advance such portion.

          Section 5. Approval of Indemnification Payments. Except as provided in Section 4 of this Article, the board of directors of the corporation shall take all such action as may be necessary and appropriate to authorize the corporation to pay the indemnification required by Section 1 of this Article, including, without limitation, making a good faith evaluation of the manner in which the Claimant acted and of the reasonable amount of indemnity due the Claimant. In taking any such action, any Claimant who is a director of the corporation shall not be entitled to vote on any matter concerning such Claimant's right to indemnification.

           Section 6. Suits by Claimant. No Claimant shall be entitled to bring suit against the corporation to enforce his rights under this Article until sixty days after a written claim has been received by the corporation, together with any undertaking to repay as required by Section 4 of this Article. It shall be a defense to any such action that the Claimant's liabilities or litigation expenses were incurred on account of activities described in clause (b) of
Section 1, but the burden of proving this defense shall be on the corporation. Neither the failure of the corporation to have made a determination prior to the commencement of the action to the effect that indemnification of the Claimant is proper in the circumstances, nor an actual determination by the corporation that the Claimant had not met the standard of conduct described in clause (b) of Section 1, shall be a defense to the action or create a presumption that the Claimant has not met the applicable standard of conduct.

           Section 7. Consideration; Personal Representatives and Other Remedies. Any person who during such time as this Article or corresponding provisions of predecessor bylaws is or has been in effect serves or has served in any of the aforesaid capacities for or on behalf of the corporation, shall be deemed to be doing so or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein or therein. The right of indemnification provided herein or therein shall inure to the benefit of the legal representatives of any person who qualifies or would qualify as a Claimant hereunder, and the right shall not be exclusive of any other rights to which the person or legal representative may be entitled apart from this Article.

           Section 8. Scope of Indemnification Rights. The rights granted herein shall not be limited by the provisions of Section 55-8-51 of the General Statutes of North Carolina or any successor statute.


                              ARTICLE 9

                          General Provisions


          Section 1. Dividends and other Distributions. The board of directors may from time to time declare, and the corporation may pay or make, dividends and other distributions with respect to its outstanding shares in the manner and upon the terms and conditions provided by law.

          Section 2. Seal. The seal of the corporation shall consist of two concentric circles between which is the name of the corporation and in the center of which is inscribed SEAL; and such seal as is impressed in the margin hereof is hereby adopted as the corporate seal of the corporation.

           Section 3. Waiver of Notice. Whenever notice is required to be given to a shareholder, director or other person under the provisions of these bylaws, the articles of incorporation or by applicable law, a waiver in writing signed by the person or persons entitled to the notice, whether before or after the date and time stated in the notice and delivered to the corporation, shall be equivalent to giving the notice.

           Section 4. Checks. All checks, drafts or orders for the payment of money shall be signed by the officer or officers or other individuals that the board of directors may from time to time designate.

          Section 5. Contracts. The board of directors may authorize any officer or officers, agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be generally or confined to specific instances.

           Section 6. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such depositories as the board of directors may select.

           Section 7. Bond. The board of directors may by resolution require any or all officers, agents and employees of the corporation to give bond to the corporation, with sufficient sureties, conditioned on the faithful performance of the duties of their respective offices or positions, and to comply with such other conditions as may from time to time be required by the board.

          Section 8. Fiscal Year. The fiscal year of the corporation shall be fixed by the board of directors.

           Section 9. Amendments. Unless otherwise provided in the articles of incorporation or a bylaw adopted by the shareholders or by law, these bylaws may be amended or repealed by the board of directors in accordance with the special voting provisions contained in Article 4, Section 6, except that a bylaw adopted, amended or repealed by the shareholders may not be readopted, amended or repealed by the board of directors if neither the articles of incorporation nor a bylaw adopted by the shareholders authorizes the board of directors to adopt, amend or repeal that particular bylaw or the bylaws generally. These bylaws may also be amended or repealed by the board of directors. A bylaw that fixes a greater quorum or voting requirement for the board of directors may be amended or repealed (a) if originally adopted by the shareholders, only by the shareholders, unless such bylaw as originally adopted by the shareholders provides that such bylaw may be amended or repealed by the board of directors of (b) if originally adopted by the board of directors, either by the shareholders or by the board of directors. A bylaw that fixes a greater quorum or voting requirement may not be adopted by the board of directors by a vote less than a majority of the directors then in office and may not itself be amended by a quorum or vote of the directors less than a quorum or vote prescribed in such bylaw or prescribed by the shareholders.

      THIS IS TO CERTIFY that the above bylaws of Food Lion, Inc. were duly adopted by the board of directors of the corporation, effective May 4, 1995, by action taken at a meeting of the board of directors in accordance with Section 55-8-2 of the General Statutes of North Carolina.


          This 4th day of May, 1995.


                                   /s/ R. William McCanless
                                   Assistant Secretary

[Corporate Seal]




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